EXHIBIT 10.24
   PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN ASTERISK (*)
     AND WHITE SPACE) AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
           COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                     DATED AUGUST 4, 1998; FILE NO. 0-15609

        AMENDMENT TO THE VIRACEPT (NELFINAVIR MESYLATE) LICENSE AGREEMENT

         This Amendment ("Amendment") to the VIRACEPT (Nelfinavir Mesylate) License Agreement ("the Agreement"), effective as of this 1st day of May, 1998 ("Effective Date"), is between Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California, United States of America (hereinafter referred to as "Agouron"), Japan Tobacco Inc., a corporation duly organized and existing under the laws of Japan, having its principal place of business at JT Building, 2-1, Toranomon 2-chome, Minato-ku, Tokyo, Japan (hereinafter referred to as "JT"), and F. Hoffmann-La Roche Ltd, a corporation duly organized and existing under the laws of Switzerland, having its principal place of business at CH-4002-Basel, Switzerland (hereinafter referred to as "Roche"). Agouron, JT and Roche are each sometimes hereinafter referred to as a party (collectively "parties").
The parties for good and valuable consideration hereby agree as follows:

                                    RECITALS

1.       BACKGROUND

         1.01 All capitalized terms, except as expressly otherwise defined herein, shall have the meanings set forth in the Agreement.

         1.02 Agouron, JT and Roche entered into a Letter of Intent on January 17, 1997 and the VIRACEPT (nelfinavir mesylate) License Agreement dated for reference purposes only June 30, 1997, under which Agouron and JT granted, and Roche received, a license in the Licensed Territory to use, offer for sale, sell and/or import Products in the Field under applicable Agouron/JT Patent Rights and Development Program Patent Rights and using applicable Agouron/JT Technology, Roche Technology and Development Program Technology.

         1.03 Roche has certain  capacities to  manufacture  Compound as well as formulate Product. Roche has informed Agouron and JT of its desire to manufacture Compound and formulate Product to be sold and/or distributed in the Licensed Territory with such Roche manufacturing and formulating responsibilities to be phased-in over an agreed-to period of time.

         1.04 The parties, in accordance with the provisions of Section 4.04(f) of the Agreement, have discussed in good faith an arrangement under which Roche could be the manufacturer of Compound and the formulator of Product to be sold and/or distributed in the Licensed Territory.

         1.05 Agouron and JT under certain conditions are willing to grant Roche certain rights to manufacture Compound and formulate Product to be sold and/or distributed in the Licensed Territory.

         1.06 Since Roche's assumption of the responsibility for meeting its requirements of Compound and Product in the Licensed Territory over the phase-in period will impact the amount and timing of Agouron's and JT's current and future requirements for Compound and Product, their arrangements with toll manufacturers for the manufacture of such Compound and Product and their ability to provide Compound and Product to Roche in the future, the parties have discussed and agreed upon a schedule under which Agouron and JT will be relieved of any responsibility they have under Section 4.04 of the Agreement to provide Roche with Compound and Product; Agouron and JT have indicated to Roche that under certain circumstances they are willing to use their reasonable efforts to supply Roche with Product after the end of such phase-in period.

         1.07 Roche has developed and owns certain technology used in the manufacture of saquinavir, however formulated ("SAQUINAVIR") which if converted, applied and scaled-up by Roche*, could * of Compound as a result of applying * to a new more cost-efficient method of * for making the Compound to be developed by Roche. Roche,*


         1.08 To effect the preceding and clarify the parties' rights and obligations under the Agreement, the parties wish to amend the Agreement as provided below.


                                    AMENDMENT

2.       GRANT OF RIGHTS TO ROCHE

         2.01 Agouron and JT grant Roche and its Affiliates listed in Attachment 1 hereto, the non-exclusive right anywhere in the Territory (without the right to sublicense), under applicable Agouron/JT Patent Rights and Development Program Patent Rights and using applicable Agouron/JT Technology and Development Program Technology, to internally manufacture* Roche's requirements of Compound using* . Except as provided by Article 3, Roche shall have the right to
* needed for the manufacture of Compound from third party suppliers.

         2.02 Agouron and JT grant Roche and its Affiliates listed in Attachment 1 hereto, the non-exclusive right anywhere in the Territory (without the right to sublicense), under applicable Agouron/JT Patent Rights and Development Program Patent Rights and using applicable Agouron/JT Technology and Development Program Technology, to * in the Licensed Territory. Notwithstanding the preceding, Roche shall have the right*

         2.03 Except as otherwise provided in the Agreement, Roche shall be entitled to manufacture Compound unless: (i) the prerequisite requirement of
Section 4.04(f) of the Agreement is not satisfied on the second anniversary of the Effective Date (i.e. Roche's FBMC for such Product is more than the FBMC of alternative sources for such Product); and (ii) Agouron and JT subsequently elect in writing to resume their responsibility under Section 4.04 of the Agreement to provide Compound to Roche and are able to directly or indirectly, fully satisfy Roche's projected needs for Compound; Agouron's and JT's supply obligations for Compound under Section 4.04 of the Agreement shall be reinstated upon the resumption by Agouron and JT of such responsibility.

         2.04 Except as otherwise specifically provided in the Agreement, Roche shall continue to be entitled to formulate Product to be sold and/or distributed in the Licensed Territory until * after the cost of Product to be sold and/or distributed by Agouron or JT in their respective marketing territories * Agouron and/or JT also been responsible for the formulation of Product for Roche and Agouron and JT subsequently * under Section 4.04 of the Agreement to provide such Product to Roche and have the ability, directly or indirectly, * determined pursuant to the provisions of Section 4.04(b) of the Agreement for the applicable jurisdiction in which such Product will be sold; Agouron's and JT's supply obligations for Product under Section 4.04 of the Agreement shall be reinstated upon the resumption by Agouron and JT of such responsibility. Notwithstanding Agouron's and/or JT's election described in the preceding sentence, Roche shall be entitled to elect to continue to formulate Product if * of Product to be sold and/or distributed by Agouron or JT in their respective marketing territories. Additionally, Roche shall also be entitled to * Product. Roche shall also continue to be entitled to formulate Product to be sold and/or distributed in a country(s) located in the Licensed Territory * to be sold and/or distributed in such country(s).

          2.05 All licenses granted Roche in this Amendment in a country shall become * in such country in accordance with the provisions of Section 5.02(j) of the Agreement.

         2.06 Roche shall not have the right to use the applicable Agouron/JT Patent Rights and Development Program Patent Rights and applicable Agouron/JT Technology and Development Program Technology for any purpose other than the manufacture of Compound and/or the formulation of Product to be sold and/or distributed in the Licensed Territory.

 3.     LIMITATIONS

     3.01 Roche's rights to manufacture Compound and formulate Product shall* Agouron's and JT's * and needs for the United States of America, Canada, Japan, North Korea and South Korea (including Agouron's and JT's cost of Product to be sold and/or distributed in such countries) * Agouron's and JT's existing * Agouron and JT each acknowledge that Roche's rights * Compound and formulate Product to be sold and/or distributed in the Licensed Territory shall not affect such party's * of Compound and Product provided that Roche * Agouron and/or JT as set forth in this Amendment and Schedule 2 thereto and to be * as set forth in Paragraph 3.02 of this Amendment.

     3.02  Relations  with Schedule 1  Manufacturers  including*  and/or * .

     (a)  Roche  shall not  conduct  discussions  and/or  enter  into * for the
* into the Compound) of Compound (including* ) and/or the formulation of Product with * listed on Schedule 1, including* and/or * .

     (b) Agouron agrees* with Roche its * after calendar * with* and/or* for * into the Compound.

     (c) Roche acknowledges that Agouron has * Compound at* and/or* during each of calendar years* in exchange for * . Since the* Roche, * Agouron's and JT's * plans * hereby agrees:(i) during the period * to be responsible for the* each month an amount of Compound needed to * listed for such month in line 3 of Schedule 2 of this Amendment; and (ii) during the period * to be responsible for the* ; in calculating Roche's responsibility during each
* calendar 2000 for the * in line 4 of Schedule 2 of this Amendment. If during the period* . and/or * of Agouron's and/or Roche's Compound during a* , the capacity of the available * shall be allocated between Agouron and Roche during such * on a * basis, based upon the ratios of * provided, however, in calculating the * utilized by Roche during a * in line 4 of Schedule 2 of this Amendment shall be considered to have been utilized by Roche during such* . During the period * Agouron shall * between Agouron and Roche * which is in excess of * only if there is* will Agouron use its reasonable efforts * of Compound. If Roche wishes to* and/* which is in excess of* , Roche shall so notify Agouron. Roche shall keep Agouron informed on a regular basis about Roche's projected future requirements for* .

     (d) If Agouron wishes to maintain * and/or* Roche agrees, as provide below,* at such dedicated* ; provided, however, that before Agouron enters into such arrangement, Agouron agrees to discuss with Roche the terms of any such arrangement and to fully and completely confer in good faith with Roche about alternative arrangements thereto. If Agouron after such discussions* , of Compound at such* ; notwithstanding the preceding, Roche shall not be obligated during * of Compound at such * , if it agrees to compensate Agouron and JT for* of: (i)* of Compound at such* , over (ii) * If after the end of * and/or * are unable to * of Agouron and/or Roche's * the capacity of the available * (up to the minimum contracted amount of Compound* ) shall be * based upon the following ratios:

     To Agouron = *

     To Roche = *

After the end of * Agouron shall * between Agouron and Roche the* and/or* which is in excess of the minimum contracted amount of Compound during a* only if there is available * after Agouron and JT have * Agouron use its reasonable efforts to permit Roche to * . If Roche wishes to * which is in excess of the* , Roche shall so notify Agouron. Roche shall keep Agouron informed on a regular basis about Roche's projected future requirements* .

     3.03 Roche, * , shall conduct all activities it deems necessary to * by applying certain existing technology used in the manufacture of * .

4.      MARKUP

         4.01 For the rights granted pursuant to the provisions of Paragraphs 2.01-2.04, Roche agrees to pay Agouron and JT an amount equal to * on the aggregate FBMC of Compound manufactured by Roche and Product formulated by Roche. Roche shall account for and pay any amounts due pursuant to the provisions of this Paragraph 4.01 because of the manufacture of Compound and/or formulation of Product by Roche in a calendar quarter in accordance with written instructions provided by Agouron and JT; such payments shall be included, if possible, with any royalty payments due Agouron and JT for such calendar quarter pursuant to the provisions of Section 5.02(f) of the Agreement. The audit and payment terms agreed upon by the parties for the audit of Agouron's FBMC as set forth in Section 4.04(c) of the Agreement and the payment of royalties as set forth in Section 5.02(f) of the Agreement shall be applied MUTATIS MUTANDIS to the calculation of Roche's FBMC and the payment of any amounts due Agouron and JT. Notwithstanding the preceding, Roche may calculate and initially pay the amount of quarterly payments due pursuant to the provisions of this Paragraph
4.01 using an estimated standard cost for Compound and/or Product; to the extent that there is a difference in the estimated standard cost and actual cost for Compound and/or Product during a calendar year Roche shall recalculate the aggregate amount due for such calendar year and the parties shall settle any difference in amount due by adjusting the amount of royalty and other payments due for the calendar quarter ending December 31st of the applicable calendar year.

5.     LICENSE GRANT TO AGOURON AND JT

        5.01 Roche grants Agouron and JT the non-exclusive perpetual right anywhere in the Territory (without the right to sublicense), to manufacture and have manufactured the Compound and intermediates thereof, under Roche patent rights which relate to inventions made solely by employees of Roche and its Affiliates during the development and implementation by Roche of a *

                  .

     5.02 For the rights granted pursuant to the provisions of Paragraph 5.01, Agouron and JT agree to compensate Roche with an amount equal to * of the reduction of Agouron's and JT's FBMC of Compound which results from * described in Paragraph 5.01 in the manufacture of Compound and intermediates thereof * that is available to Agouron and JT on the date of such manufacture, but only to the extent that * (in the absence of license rights granted under Paragraph 5.01) * owned by Roche (which * a non-appealable order). The audit and payment terms agreed upon between the parties for the audit of Agouron's FBMC as set forth in Section 4.04(c) of the Agreement and the payment of royalties as set forth in Section 5.02(f) of the Agreement shall be applied MUTATIS MUTANDIS to the * of Agouron's and JT's FBMC and the payment of sums due Roche pursuant to the provisions of this Paragraph 5.02.

     5.03 Agouron and JT shall not have the right to use the patent rights granted pursuant to the provisions of Paragraph 5.01 for any purpose other than to manufacture or have manufactured the Compound and intermediates thereof.

6.       EXCHANGE OF INFORMATION

     6.01 Immediately after execution of this Amendment by the parties, and on an ongoing basis thereafter, Roche shall provide to Agouron and JT its information * Compound. Each party shall provide the other party with its information on its manufacturing processes for Compound (including* ) and formulating processes for Product, to the extent that such information is necessary and useful for the manufacture of Compound and formulation of Product. Such information shall include data prepared for notification of regulatory authorities about * (including * thereof); for example, data contained in the *
                           .

7.     SUPPLY OBLIGATIONS

         7.01 Roche acknowledges that its assumption of the responsibility for meeting its requirements of Compound and Product in the Licensed Territory over the phase-in period described in Schedule 2 will impact the amount and timing of Agouron's and JT's current and future requirements for Compound and Product, their arrangements with toll manufacturers for the manufacture of such Compound and Product and their ability to provide Compound and Product to Roche in the future. The parties, as noted below, have agreed upon a schedule under which Agouron and JT will be relieved of any responsibility they have under Section
4.04 of the Agreement to provide Roche with Compound and finished dosage form(s) of Product after the dates specified below.

         7.02 Except as provided in Schedule 2, Roche agrees that Agouron and JT will be relieved of any responsibility they have under Section 4.04 of the Agreement to provide Roche with Compound after the Effective Date of this Amendment. Notwithstanding the preceding, to the extent Roche wishes to purchase from Agouron and JT all or a part of its requirements of Compound after the Effective Date of this Amendment, Agouron and JT agree to use their reasonable efforts to supply such Compound to Roche at the price set forth in Section 4.04(b) of the Agreement. Provided, however, that the provisions of the immediately preceding sentence shall not obligate Agouron and/or JT to allocate their available supply of Compound between the parties after the Effective Date of this Amendment in order to supply such Compound to Roche; only if there is available supply of Compound after Agouron and JT have satisfied the needs in their marketing territories, will Agouron and JT's have to use their reasonable efforts to supply Compound to Roche.

     7.03 Agouron's and JT's responsibility under the Agreement to provide Roche Product are amended as follows:

     (a) Except as provided in Schedule 2, Roche agrees that Agouron and JT will be * they have under Section 4.04 of the Agreement * Roche * ; provided however, for purposes of removal of doubt, after * Agouron and JT * listed on Schedule 2 for the * .

     (b) Notwithstanding the provisions of Paragraph 7.03(a) to the extent Roche, in addition to the amounts of Product to be provided Roche pursuant to the provisions of Schedule 2, wishes to purchase from Agouron and JT all or a part of its additional requirements of Product after the Effective Date of this Amendment, Agouron and JT agree to use their reasonable efforts to supply such additional Product to Roche at the price set forth in Section 4.04(b) of the Agreement; further, Agouron and JT agree that after * , Roche upon * prior notice before the start of the month in which Roche wishes to receive a delivery of additional Product can notify Agouron and JT of its election to * to Roche in such month by up to * of the amount listed for such month on Schedule 2. The parties shall confer on a regular basis about * .

     (c) The provisions of Paragraph 7.03(b) shall not obligate Agouron and/or JT to allocate their available supply of Product between the parties after * in order to supply additional Product to Roche; only if there is available supply of Product after Agouron and JT have satisfied the needs in their marketing territories, will Agouron and JT's have to use their reasonable efforts to supply additional Product to Roche.

     (d) Prior to * , Agouron and JT agree to use their reasonable efforts to provide Roche with finished dosage form(s) of Product in accordance with
Schedule 2. The amounts listed on Schedule 2 plus any amount of Product ordered pursuant to the provisions of Paragraph 7.03(b) shall be deemed to be firm orders of Product ordered from Agouron and/or JT; to the extent Agouron and/or JT are able to manufacture or have manufactured the amount of Product specified in Schedule 2 plus any amount of Product ordered pursuant to the provisions of Paragraph 7.03(b), Roche hereby guarantees that it will purchase such Product from Agouron and/or JT.

     (e) If available supply of Product for Roche * stated in Schedule 2 prior to * , Agouron and JT shall * to Agouron, JT and Roche during an applicable * on a * , based upon the * of such Product in Agouron and JT territories * , to the extent such data is available) and the stated amount of Roche requirements contained in Schedule 2 (* pursuant to the provisions of Paragraph 7.03(b)); provided, however, that the available supply of Product * purposes during a month shall take into account the amounts of *

     Roche during such month and the amount of * Roche during such month shall be considered as supplied by Agouron/JT to Roche.

     (f) The parties agree that Schedule 2 was calculated and agreed upon by the parties based Roche * for the applicable monthly periods and that after the * that the * provisions of Section 5.01(b)(ix) of the Agreement, including the plus or minus * of forecasted amount, shall * since Schedule 2 contains an * of Product which Roche has requested Agouron and/or JT provided to Roche for the applicable * .

     7.04 Roche shall pay to Agouron and/or JT the amount due for its purchase of Compound and/or Product within * of the shipping of such Compound and/or Product; any payment for the purchase of Compound and/or Product that is not paid on or before its due date pursuant to the terms of this Paragraph 7.04 shall bear interest at the lower of: (i) the average * as reported by Datastream from time to time, * ; or (ii) the highest interest rate permitted by applicable law, calculated on the number of days in each month that such payment is delinquent. If after * of Compound and/or Product acquired from Agouron and/or JT within * of their respective shipping dates, then Roche shall be required to
* shall be in a form and upon terms acceptable to the party from which such Compound and/or Product is ordered, including that the requirement that the * be in an amount adequate to pay for Compound and/or Product ordered; thereafter, if a shipment of Compound and/or Product to Roche is not paid for within * of its shipping date, such * may be drawn down and * Compound and/or Product to Roche upon presentation of * .

     7.05 If Agouron and/or JT in the future wish to purchase from Roche all or a part of their requirements of Compound and/or Product, Roche agrees to negotiate in good faith a commercially reasonable arrangement under which Agouron and/or JT may purchase such Compound and/or Product from Roche at Roche's FBMC plus a "commercially reasonable markup"; such "commercially reasonable markup" shall not exceed the aggregate of (i) * of Roche's actual third party external costs of manufacturing Compound and/ or formulating Product (i.e. Roche's costs for * acquired from third parties plus Roche's third party * costs) and (ii)* of Roche's internal costs of manufacturing Compound and/ or formulating Product (i.e. Roche's * ).

 8.     SCHEDULE 2 OF AGREEMENT

     8.01 Roche acknowledges that its * of Compound and Product to be * in the Licensed Territory during and after the phase-in period described in Schedule 2 will render inapplicable the provisions of the first sentence of Section 5.01(b)(ix) of the Agreement which provides for an * of Schedule 2 of the Agreement in certain circumstances and that accordingly no * of Schedule 2 of the Agreement shall be made. Notwithstanding the preceding: (i) royalty obligations due Agouron and JT pursuant to the provisions of Section 5.01(b)(i) of the Agreement * during the period * , because of the application of Schedule 2 of the Agreement shall not exceed the amount of royalties otherwise due under
Schedule 1 of the Agreement by more than* ; and (ii) royalty obligations due Agouron and JT pursuant to the provisions of Section 5.01(b)(i) of the Agreement on * during the period * because of the application of Schedule 2 of the Agreement shall not exceed the amount of royalties otherwise due under Schedule 1 of the Agreement by more than* .

9.      TRADEMARK/LABELING

         9.01 The labeling for any Product to be sold and/or distributed by Roche, unless prohibited by law or regulation, shall state that the Product is licensed from Agouron and JT, and indicate that the Product is a product of the joint development of Agouron, JT and Roche. Additionally, unless prohibited by law orregulation, such labeling shall clearly indicate that the Product is not to be resold in the United States, Canada, Japan (other than those areas in Japan licensed to Roche), North Korea and South Korea.

10.     REMAINING AGREEMENT TERMS

                  10.01 Except as expressly amended by the terms contained in this Amendment, the provisions of the Agreement, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Amendment to the VIRACEPT(TM) (Nelfinavir Mesylate) License Agreement, effective as of the Effective Date.


AGOURON PHARMACEUTICALS, INC.                JAPAN TOBACCO INC.

By:      s/s Gary Friedman                   By:     /s/ Masakazu Kakei
Name:    Gary Friedman                       Name:   Masakazu Kakei
Title:   Corp. Vice President                Title:  Executive Director

By:      /s/ R. Kent Snyer                    By:     /s/ Tatsuya Yoneyama
Name:    R. Kent Snyder                       Name:   Tatsuya Yoneyama
Title:   Sr. Vice President                   Title:  Vice President, Business
                                                      Devel., Pharmaceuticals
                                                      Division
F. HOFFMANN-LA ROCHE LTD

By:    /s/ St. Arnold
Name:  St. Arnold
Title: Vice Director

By:    /s/ B. Scholl
Name:  B. Scholl
Title: Vice Director

                                   SCHEDULE 1



                                       *

*.

*

                                   SCHEDULE 2

                                        *

                                   SCHEDULE 2

                                        *

                                   SCHEDULE 2

                                        *

                                   SCHEDULE 2

                                        *

                                   SCHEDULE 2

                                        *

                                  ATTACHMENT 1

1.       *

2.       *

3.       *

4.       *

5.       *

6.       *

7.       *


*



                                                       .